UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2015

PHH CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-7797	52-0551284
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3000 Leadenhall Road

Mt. Laurel, New Jersey 08054

(Address of Principal Executive Offices)  (Zip Code)

(856) 917-1744

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry Into a Material Definitive Agreement.

Director and Officer Indemnification Agreements

On December 17, 2015, the Board of Directors (the “Board”) of PHH Corporation (the “Company”) authorized the Company to enter into separate Indemnification Agreements, in the form filed herewith as Exhibit 10.1 and incorporated herein by reference in its entirety (the “Form of Indemnification Agreement”), with each member of the Board, including the Company’s Chief Executive Officer, Mr. Glen A. Messina, and with the following officers of the Company:  Messrs. Michael Bogansky, William Brown, Robert Crowl and Leith Kaplan and Ms. Kathryn Ruggieri (each, an “Indemnified Officer”).  Each Board member and Indemnified Officer was previously party to a separate indemnification agreement with the Company that terminated simultaneously with the entry by each such Board member or Indemnified Officer, as applicable, into a separate indemnification agreement substantially similar to the Form of Indemnification Agreement.

The Company has pursuant to the new indemnification agreements agreed to indemnify and advance expenses and costs incurred by each Board member and Indemnified Officer in connection with any claims, suits or proceedings arising as a result of his or her service as a director or officer, to the maximum extent permitted by law, including third-party claims and proceedings brought by or in right of the Company.  The new indemnification agreements additionally provide, among other things, that the applicable director or Indemnified Officer is entitled to indemnification and expense advance in connection with a successful action brought by such director or officer to enforce the terms of the indemnification agreement.

The new indemnification agreements also provide that (a) except for a proceeding by such director or officer, the Company has the right to defend the applicable director or Indemnified Officer in any proceeding which may give rise to indemnification under the indemnification agreement, and (b) each Board member and Indemnified Officer has the right to separate counsel in certain proceedings involving separate defenses, counterclaims or other conflicts of interest and in proceedings in which the Company fails to assume the defense of the applicable director or Indemnified Officer in a timely manner. The new indemnification agreements further require the Company to use its reasonable best efforts to acquire directors and officers liability insurance covering each Board member and Indemnified Officer for any claim made against the applicable director or Indemnified Officer by reason of his or her service to the Company.

The foregoing description of the Form of Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Indemnification Agreement filed herewith as Exhibit 10.1.

Item 5.03.Amendment to Articles of Incorporation; Bylaws; Change in Fiscal Year

Amendment to Bylaws

On December 17, 2015, the Board approved and adopted an amendment to the Amended and Restated By-Laws of the Company (as previously amended, the “By-Laws”), which is effective as of such date (the “Third Amendment”).  Specifically, the Board amended Section 9.02 of the By-Laws to eliminate the right of the Company to deny expense advancement to an officer or director so long as such individual has delivered to the Company (i) an undertaking to repay such advances if it is ultimately determined that the requisite standard of conduct for indemnification has not been met and (ii) a written affirmation of such individual’s good faith belief that such standard of conduct has been met.  The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment filed herewith as Exhibit 3.1 and incorporated herein by reference in its entirety.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

3.1	Third Amendment to the Amended and Restated By-Laws of PHH Corporation, effective December 17, 2015

10.1	Form of Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2015

PHH CORPORATION

By:	/s/ William F. Brown
Name:	William F. Brown
Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Third Amendment to the Amended and Restated By-Laws of PHH Corporation, effective December 17, 2015

10.1	Form of Indemnification Agreement